Exhibit 4.11

Sir Christopher Bland
Chairman
BT Group plc
81 Newgate Street
LONDON
EC1A 7AJ

19 February 2007

Dear Christopher,

Amendment to Director’s Service Contract

As we have discussed, it has been agreed:

(i)	to extend the termination date of your Director's Service Contract dated 29 August 2003 until 30 September 2007.

The definition of Termination Date in Paragraph 1.1 will be replaced with "30 September 2007"; and

(ii)	that you will resign as Chairman with effect from 25 September 2007 and as a director of the Company with effect from 30 September 2007.

To acknowledge your acceptance of this variation of your Director’s Service Contract, and confirm your resignation, will you please return the enclosed duplicate of this letter with the form of acceptance duly signed.

Yours sincerely

/s/ Larry Stone

L W STONE

Accepted and Agreed

/s/ Christopher Bland
Signature
Sir Christopher Bland

Dated	19.2.07

Larry Stone Company Secretary BT Group BT Centre 81 Newgate Street London EC1A 7AJ United Kingdom	tel fax mob email	+44 (0)20 7356 5237 +44 (0)20 7356 6135 +44 (0)7740 136290 larry.stone@bt.com	BT Group plc Registered Office: 81 Newgate Street, London EC1A 7AJ Registered in England and Wales no. 4190816 www.bt.com